[Execution Copy]

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                   Thornburg Mortgage Securities Trust 2004-1
                Mortgage Pass-Through Certificates, Series 2004-1

                                 TERMS AGREEMENT

                                                     Dated: as of March 29, 2004

To:   STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Re:   Underwriting Agreement dated July 29, 2003

Underwriters: Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Greenwich Capital Markets, Inc.

Series Designation: Thornburg Mortgage Securities Trust 2004-1, Mortgage Pass-Through Certificates, Series 2004-1

Class Designation Schedule of the Certificates: Class I-1A, I-2A, II-1A, II-2A, II-3A, II-4A, I-M, II-M, R-1 and R-2 Certificates

TERMS OF THE PUBLIC CERTIFICATES:

CLASS              ORIGINAL PRINCIPAL AMOUNT                   INTEREST RATE
-----              -------------------------                   -------------
I-1A                      $    109,478,000                      Adjustable
I-2A                      $    245,489,000                      Adjustable
II-1A                     $    197,987,000                       Variable
II-2A                     $    320,096,000                       Variable
II-3A                     $    110,737,000                       Variable
II-4A                     $     97,092,000                       Variable
I-M(1)                    $      8,357,500                      Adjustable
II-M(1)                   $     17,471,000                       Variable
R-1                       $             50                         N/A
R-2                       $             50                         N/A
----------
(1) This class is a subordinate certificate.

The Underwriters are purchasing, severally, only the Principal Amount of each Class of Certificates set forth opposite their names in the tables below:


                             CLASS I-1A CERTIFICATES
                                          Underwriting
UNDERWRITERS                                DISCOUNT         PRINCIPAL AMOUNT       PURCHASE PRICE (%)
------------                              ------------       ----------------       ------------------
Bear, Stearns & Co. Inc.                      0.25%           $71,162,000.00         99.75%
Lehman Brothers Inc.                          0.25%           $19,158,000.00         99.75%
Greenwich Capital Markets, Inc.               0.25%           $19,158,000.00         99.75%

                             CLASS I-2A CERTIFICATES
                                          Underwriting
UNDERWRITERS                                DISCOUNT         PRINCIPAL AMOUNT       PURCHASE PRICE (%)
------------                              ------------       ----------------       ------------------
Bear, Stearns & Co. Inc.                      0.25%          $159,567,000.00         99.75%
Lehman Brothers Inc.                          0.25%           $42,961,000.00         99.75%
Greenwich Capital Markets, Inc.               0.25%           $42,961,000.00         99.75%

                            CLASS II-1A CERTIFICATES
                                          Underwriting
UNDERWRITERS                                DISCOUNT         PRINCIPAL AMOUNT       PURCHASE PRICE (%)
------------                              ------------       ----------------       ------------------
Bear, Stearns & Co. Inc.                      0.25%          $128,691,000.00         99.75%
Lehman Brothers Inc.                          0.25%           $34,648,000.00         99.75%
Greenwich Capital Markets, Inc.               0.25%           $34,648,000.00         99.75%

                            CLASS II-2A CERTIFICATES
                                          Underwriting
UNDERWRITERS                                DISCOUNT         PRINCIPAL AMOUNT       PURCHASE PRICE (%)
------------                              ------------       ----------------       ------------------
Bear, Stearns & Co. Inc.                      0.25%          $208,062,000.00         99.75%
Lehman Brothers Inc.                          0.25%           $56,017,000.00         99.75%
Greenwich Capital Markets, Inc.               0.25%           $56,017,000.00         99.75%

                            CLASS II-3A CERTIFICATES
                                          Underwriting
UNDERWRITERS                                DISCOUNT         PRINCIPAL AMOUNT       PURCHASE PRICE (%)
------------                              ------------       ----------------       ------------------
Bear, Stearns & Co. Inc.                      0.25%          $71,979,000.00         99.75%
Lehman Brothers Inc.                          0.25%          $19,379,000.00         99.75%
Greenwich Capital Markets, Inc.               0.25%          $19,379,000.00         99.75%

                            CLASS II-4A CERTIFICATES
                                          Underwriting
UNDERWRITERS                                DISCOUNT         PRINCIPAL AMOUNT       PURCHASE PRICE (%)
------------                              ------------       ----------------       ------------------
Bear, Stearns & Co. Inc.                      0.25%          $63,110,000.00         99.75%
Lehman Brothers Inc.                          0.25%          $16,991,000.00         99.75%
Greenwich Capital Markets, Inc.               0.25%          $16,991,000.00         99.75%

                             CLASS I-M CERTIFICATES
                                          Underwriting
UNDERWRITERS                                DISCOUNT         PRINCIPAL AMOUNT       PURCHASE PRICE (%)
------------                              ------------       ----------------       ------------------
Bear, Stearns & Co. Inc.                      0.25%          $5,431,500.00          99.75%
Lehman Brothers Inc.                          0.25%          $1,463,000.00          99.75%
Greenwich Capital Markets, Inc.               0.25%          $1,463,000.00          99.75%

                             CLASS II-M CERTIFICATES
                                          Underwriting
UNDERWRITERS                                DISCOUNT         PRINCIPAL AMOUNT       PURCHASE PRICE (%)
------------                              ------------       ----------------       ------------------
Bear, Stearns & Co. Inc.                      0.25%          $11,355,000.00         99.75%
Lehman Brothers Inc.                          0.25%           $3,058,000.00         99.75%
Greenwich Capital Markets, Inc.               0.25%           $3,058,000.00         99.75%

                             CLASS R-1 CERTIFICATES
                                          Underwriting
UNDERWRITERS                                DISCOUNT         PRINCIPAL AMOUNT       PURCHASE PRICE (%)
------------                              ------------       ----------------       ------------------
Bear, Stearns & Co. Inc.                       --              $50.00               100.00%
Lehman Brothers Inc.                           --                --                   --
Greenwich Capital Markets, Inc.                --                --                   --

                             CLASS R-2 CERTIFICATES
                                          Underwriting
UNDERWRITERS                                DISCOUNT         PRINCIPAL AMOUNT       PURCHASE PRICE (%)
------------                              ------------       ----------------       ------------------
Bear, Stearns & Co. Inc.                       --                $50.00             100.00%
Lehman Brothers Inc.                           --                  --                  --
Greenwich Capital Markets, Inc.                --                  --                  --


The Certificates purchased by the Underwriters will be offered from time to time by the Underwriters in negotiated transactions at varying prices to be determined at the time of sale.

DEFINED TERMS: Terms not otherwise defined herein shall have the meanings given to such terms in the Trust, Pooling and Servicing Agreement dated as of March 1, 2004 among Structured Asset Mortgage Investments II Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee, Deutsche Bank Trust Company Delaware, as Delaware trustee, and Thornburg Mortgage Home Loans, Inc. (the "Trust, Pooling and Servicing Agreement").

AMENDMENTS TO UNDERWRITING AGREEMENT: The following provisions of the above-referenced Underwriting Agreement are hereby deleted and shall have no force or effect with respect to the Certificates: (a) Section 5(d) of the Underwriting Agreement is hereby deleted in its entirety and replaced with "[Reserved];"; (b) the phrase "and the stabilization legend required by item 502(d)(1) under Regulation S-K of the Act" is hereby deleted from the third sentence in Section 7(b) and (c) Section 7(d) of the Underwriting Agreement is hereby amended by deleting in the proviso to the last sentence of the first paragraph thereof the phrase "the aggregate Purchase Price for the Offered Certificates" and replacing it with "the underwriting discounts and commissions received by such Underwriter."

FORM OF CERTIFICATES BEING PURCHASED BY THE UNDERWRITERS: Book-Entry except for the Class R-1 and Class R-2 Certificates which will be in certificated, fully registered form.

DISTRIBUTION DATES: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning in April 2004.

CERTIFICATE RATING FOR THE CERTIFICATES BEING PURCHASED BY THE UNDERWRITERS:
---------------------------------------------------------------------------

CLASS                                                RATINGS
                                                  S&P / MOODY'S
I-1A....................................             AAA/Aaa
I-2A....................................             AAA/Aaa
II-1A...................................             AAA/Aaa
II-2A...................................             AAA/Aaa
II-3A...................................             AAA/Aaa
II-4A...................................             AAA/Aaa
I-M.....................................              AA/NR
II-M....................................              AA/NR
R-1.....................................             AAA/NR
R-2.....................................             AAA/NR
-----------
* NR indicates that such Class is "not rated" by such Rating Agency.

MORTGAGE ASSETS: The Mortgage Loans to be included in the Trust are as described in a schedule to the Trust, Pooling and Servicing Agreement.

CREDIT ENHANCEMENT: None other than the subordination, overcollateralization and limited cross-collateralization described in the related Prospectus Supplement.

Closing Date: March 31, 2004

Each of the undersigned Underwriters agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.


By:      /S/ THOMAS MARANO
Name: Thomas Marano
Title:   Senior Managing Director

LEHMAN BROTHERS INC.


By:    /S/ MARY STONE
Name:  Mary Stone
Title: Vice President

GREENWICH CAPITAL MARKETS, INC.


By:    /S/ SHAKTI RADHAKISHUN
Name:  Shakti Radhakishun
Title: Vice President

Accepted:

STRUCTURED ASSET MORTGAGE
INVESTMENTS II INC.


By:    /S/ MARY P. HAGGERTY
Name:  Mary P. Haggerty
Title: Vice President